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                                                                   Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the inclusion in this Amendment No. 5 to the registration statement of Dyax Corp. on Form S-1 (File No. 333-48483) of our report dated March 23, 1998, on our audits of the financial statements and financial statement schedule of Dyax Corp.

        We also consent to the inclusion in this Amendment No. 5 to this registration statement of our report dated February 17, 1998, on our audit of the financial statements of Protein Engineering Corporation.

        We also consent to the references to our firm under the caption "Experts" and "Selected Consolidated Financial Data."


                                /s/ PRICEWATERHOUSECOOPERS LLP

                                    PricewaterhouseCoopers LLP


Boston, Massachusetts
July 30, 1998